UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2007

POPE & TALBOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7852	94-0777139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 S.W. First Avenue, Suite 200 Portland, Oregon	97201
(Address of principal executive offices)	(Zip Code)

(503) 228-9161

(Registrant's telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership

On October 29, 2007, Pope & Talbot, Inc. (the “Company”), Pope & Talbot Ltd. and their wholly-owned subsidiaries (collectively, the “Debtors”) obtained an order granting protection from their creditors under the Companies’ Creditors Arrangement Act (Canada) in the Superior Court of Justice (Commercial List) for the Province of Ontario (the “Canadian Court”), (the “CCAA Case”). The Debtors will continue to operate their businesses as debtor companies under the jurisdiction of the Canadian Court and in accordance with the applicable provisions of the Companies’ Creditors Arrangement Act (Canada) and the orders of the Canadian Court.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The filing of the CCAA Case constitutes an event of default under the terms of the Credit Agreement dated as of June 28, 2006, as amended, by and between the Company, Pope & Talbot Ltd., Ableco Finance LLC, Wells Fargo Financial Corporation Canada and the other lenders thereunder (the “Senior Secured Credit Agreement”). Upon the filing of the CCAA Case on October 29, 2007, the lenders’ obligations to loan additional money to the Company terminated and the outstanding principal balance of all loans and other obligations became immediately due and payable. As of October 29, 2007, the aggregate principal amount outstanding under the Senior Secured Credit Agreement was approximately $216 million.

The filing of the CCAA Case also constitutes an event of default under the terms of the Company’s outstanding 8 3/8% Senior Notes Due 2013 and the Company’s outstanding 8 3/8% Debentures Due 2013. Pursuant to the terms of the applicable indentures, upon an event of default the applicable trustee may, among other things, declare the entire principal amounts of these notes and debentures to be immediately due and payable. As of October 29, 2007, the aggregate principal amount of 8 3/8% Senior Notes Due 2013 outstanding was $60 million, and the aggregate principal amount of 8 3/8% Debentures Due 2013 outstanding was $75 million.

The ability of the creditors of the Debtors to seek remedies to enforce their rights under the credit facilities and notes described above is stayed as a result of the filing of the CCAA Case, and the creditors’ rights of enforcement are subject to the applicable provisions of the Companies’ Creditors Arrangement Act (Canada). Although the lenders under the Senior Secured Credit Agreement had implemented a mechanism prior to the CCAA Case through which they used the cash in the Company’s deposit accounts to repay borrowings under the revolving credit facility on a daily basis, the stay of proceedings ordered by the Canadian Court in the CCAA case prohibits the lenders from continuing that practice or enforcing any other remedy.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on October 29, 2007.

POPE & TALBOT, INC.
Registrant

By	/s/ R. Neil Stuart
Name:	R. Neil Stuart
Title:	Vice President and Chief Financial Officer

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